UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________________________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2011

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2011, Mannatech, Incorporated (the “Company”) received a letter from the NASDAQ Stock Market (the “Notice”) notifying the Company that the closing bid price of the Company’s common stock was below the $1.00 minimum bid price requirement for 30 consecutive business days and, as a result, the Company no longer complies with the minimum bid price requirement under Listing Rule 5450(a)(1) for continued listing on the NASDAQ Global Select Market.

The Notice also stated that the Company has been provided an initial compliance period of 180 calendar days, or until February 7, 2012, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to February 7, 2012. The Notice has no immediate effect on the listing of the Company’s common stock at this time, which will continue to trade on the NASDAQ Global Select Market. If the Company does not regain compliance by February 7, 2012, NASDAQ will provide notice to the Company that its securities are subject to delisting.

The Company intends to monitor the bid price of its common stock and is considering actions that it may take in order to regain compliance with the continued listing requirements by February 7, 2012, which may include applying for an extension of the compliance period or an appeal to a NASDAQ Hearings Panel, but no decisions have been made at this time.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
99.1*	Press Release dated August 15, 2011.

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: August 15, 2011	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release dated August 15, 2011.

*Furnished herewith.